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                                                                    EXHIBIT 23.4



                        CONSENT OF HUDDLESTON & CO., INC.


         We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8, of the reference to us under and our report dated January 29, 2001, appearing under the captions "Business and Properties, Production, Natural Gas and Oil Reserves" appearing in and incorporated by reference in the Company's Current Report on Form 8-K dated March 23, 2001, and the Amended Current Report on Form 8-K/A dated May 17, 2001.


                                          HUDDLESTON & CO., INC.

                                          /s/ Peter D. Huddleston, P.E.
                                              ------------------------------
                                              Peter D. Huddleston, P.E.
                                              President

Houston, Texas
June 29, 2001